UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2006

Central Vermont Public Service Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Vermont	1-8222	03-0111290
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

77 Grove Street, Rutland, Vermont		05701
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(802) 747-5426

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously disclosed, the Company had appealed the March 29, 2005 Public Service Board order in the Company’s prior rate case to the Vermont Supreme Court. On July 18, 2006, the Court issued its decision, a copy of which is furnished with this filing. The Court deferred to the Board’s analyses and upheld each section of the rate order we had appealed.

The Company did not include any anticipated benefits from the appeal in its budgeting and forecasting processes, financial restoration plan or current rate case. The effects of the Board’s order, including those sections which were appealed, were reflected in our 1st Quarter 2005 financial statements. Accordingly, this decision will have no impact on our 2006 financial statements.

The Company remains focused on its financial restoration plan, which has been discussed in previous disclosures. Under this plan, we have taken numerous steps since the Board’s order to improve our financial strength, and we will continue to implement our restoration plan in the months ahead.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Vermont Public Service Corporation

July 21, 2006	By:	Dale A. Rocheleau

Name: Dale A. Rocheleau
Title: Sr. Vice President for Legal and Public Affairs & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Vermont Supreme Court Entry Order, Docket 2005-287 Term, 2006, filed 18, 2006